Exhibit 99.1

Cantel Completes acquisition of Hu-Friedy

Little Falls, New Jersey — (October 2, 2019) - CANTEL MEDICAL CORP. (NYSE:CMD) announced today that it has completed its previously announced acquisition of Hu-Friedy Mfg. Co LLC, a 111-year-old global leading manufacturer of instruments and instrument reprocessing workflow systems serving the dental industry.  The purchase price payable at closing for the acquisition consisted of 751,471 shares of Cantel common stock and $665 million in cash, subject to customary adjustments.  As previously disclosed, the transaction structure is anticipated to result in tax benefits to Cantel presently valued at more than $100 million.

About Cantel Medical Corp.

Cantel is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. The Company’s products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, Cantel provides technical service for its products.

For further information, visit www.cantelmedical.com.

About Hu-Friedy

Founded in Chicago in 1908 by Hugo Friedman, Hu-Friedy Mfg. Co., LLC is a global leading manufacturer of dental instruments, and provider of instrument reprocessing workflow systems, that has served the dental industry for over 111 years. Acquired in 1959 by Dick Saslow and the Saslow family, and currently led by Chairman and CEO Ron Saslow, Hu-Friedy helps dental professionals perform at their best by producing dental instruments, infection prevention solutions and unique customer experiences designed to function as an extension of each practitioner’s skill. Its instruments, hand-crafted by highly-skilled artisans, are known for their precision, performance, quality and for the essential role they play in the overall journey from student to practitioner. Headquartered in Chicago, Hu-Friedy products are distributed in more than 100 countries and the company maintains offices in Germany, Italy, China and Japan.

For further information, visit www.hu-friedy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities

Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, tax benefits and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A, “Risk Factors” of our 2019 Annual Report on Form 10-K. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:	Matthew Micowski
VP, Corporate FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455